Exhibit 15.1

ACKNOWLEDGEMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

May 23, 2017

The Board of Directors and Stockholders

American Eagle Outfitters, Inc.

We are aware of the incorporation by reference in the Registration Statement (Form S-8), pertaining to the American Eagle Outfitters, Inc. 2017 Stock Award and Incentive Plan, of our report dated May 23, 2017, relating to the unaudited consolidated interim financial statements of American Eagle Outfitters, Inc. that are included in its Form 10-Q for the quarter ended April 29, 2017.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania

May 23, 2017